UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):, February 11, 1999

                       UNITED STATES ANTIMONY CORPORATION
             (Exact name of registrant as specified in its charter)


         Montana                     33-00215                81-0305822
(State or other jurisdiction   (Commission File Number)    (IRS Employer
of incorporation or organaization)                    Identification Number)


P.O. Box 643, Thompson Falls, Montana                          59873
(Address of principal executive offices)                     (Zip Code)


     Registrant's telephone number, including area code: (406) 827-3523
















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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On February 11, 1999, the Chairman of the Board of Directors of United States Antimony Corporation (the "Company") engaged DeCoria, Maichel & Teague PS to serve as the Company's independent accountant for the fiscal year ending December 31, 1998. Concurrently, the Chairman dismissed Jeffrey R. Maichel, CPA,the Company's previous independent accontant. The engagmenet of DeCoria, Maichel & Teague PS and the dismissal of Jeffrey R. Maichel, CPA, was pursuant to a recommendation approved by the Company's Board of Directors, and the result of Mr. Maichel's association with DeCoria, Maichel & Teague PS.

During the past fiscal year ended December 31, 1997, and all subsequent interim periodspreceding the independent acountant's dimissal, (i) there were no disagreements with Jeffrey R. Maichel, CPA, on disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Jeffrey R. Maichel, CPA, has not advised the Company of any reportable events as defined in paragragh (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

The accountant's' report of Jeffrey R. Maichel, CPA, on the consolidated financial statements of United States Antimony Corporation as of and for the year ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion, but was qualified as to the uncertainty of the Company's ability to continue as a going concern.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            A. Exhibits:

               Exhibit 16. Letter from Jeffrey R. Maichel, CPA



                                      SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                 UNITED STATES ANTIMONY CORPORATION




         Date: February 11, 1999     By: /S/JOHN C. LAWRENCE

                                    -------------------------------
                                          John C. Lawrence
                                          President and Chief
                                          Accounting Officer